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                                                                Exhibit 99-F


Jones & Blouch L.L.P. Letterhead






                                November 2, 1995


The Minnesota Mutual Life Insurance Company
400 Robert Street North
St. Paul, MN  55101


Gentlemen:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement on Form S-6 to be filed with the Securities and Exchange Commission relating to a new form of variable adjustable life insurance policy to be issued by the Company.

                                        Very truly yours,

                                        /s/ Jones & Blouch L.L.P.

                                        Jones & Blouch L.L.P.